UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

NATURALSHRIMP INCORPORATED

(Exact name of Company as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7659 E. Wood Drive, Scottsdale, AZ 85260

Scottsdale, AZ 85260

(Address of principal executive offices)

(972) 951-8035

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On July 17, 2025, the Company dismissed Turner, Stone & Company LLP as the Company’s independent registered accountant, effective immediately. The former accountant’s report on the Company’s financial statements for either of the past two years did not contain an adverse opinion or disclaimer of an opinion and was not modified as to uncertainty, audit scope or accounting principles. Further, the decision to change accountants was recommended by the board of directors. The Company did not have any disagreements with the former accountant during either our two most recent fiscal years or any subsequent period preceding the dismissal.

(b) Engagement of New Independent Registered Public Accounting Firm

On May 16, 2025, BCRG was appointed as the Company’s independent registered public accounting firm. During either the Company’s two most recent fiscal years or any subsequent period prior to engaging our new independent accountant we did not consult with the newly engaged accountant regarding either of the items outlined in Item 304(a)(2)(i) through (a)(2)(ii) of Regulation S-K.

EXHIBITS

Exhibit No.	Exhibit Title or Description
16.1	Letter from Turner, Stone & Company LLP to the SEC*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Dated: July 21, 2025	/s/ Gerald Easterling
Gerald Easterling
Chief Executive Officer